Exhibit 99.1

Mitek Completes Acquisition of IDchecker

SAN DIEGO, CA, June 17, 2015 – Mitek (NASDAQ: MITK, www.miteksystems.com) today announced that it has completed the acquisition of IDchecker, a global provider of cloud based identity document verification and facial recognition solutions.

This acquisition solidifies Mitek’s position as global leader in mobile capture and identity solutions for customer acquisition. It also marks a commitment to delivering solutions that optimize the mobile channel for safe and secure customer acquisition. Mitek pioneered the “Camera as a Keyboard” with its award winning Mobile Deposit® product used by nearly 50 million consumers and over 3,700 banks, brokerages, and insurance companies. Mitek’s acquisition of IDchecker is expected to create significant opportunities for the combined companies due to their proven technology, strong financial services domain knowledge and trusted client relationships.

“Consumer preference for shopping and opening accounts via a mobile device is growing and organizations around the world are seeking to optimize the mobile channel to capture these potential customers,” said James B. DeBello, president & CEO, Mitek. “The combination of IDchecker’s Strong ID with Mitek’s Photo Verify™ technology and its superior MiSnap user experience is capable of doubling or tripling the yield from digital customer acquisition efforts via the mobile channel.”

IDchecker’s Strong ID product expands Mitek’s identity document authentication capabilities to more than 3,500 different document types including passports, driver licenses and identity cards from nearly every country in the world. When combined with IDchecker’s Facelink facial recognition technology, the robust multi-factor identity verification enables organizations to confirm the authenticity of an identity document and match it to the person presenting the document during a mobile transaction.

Former CEO of IDchecker, Michael Hagen, joins Mitek as managing director of IDchecker and corporate ID strategist.

About Mitek

Headquartered in San Diego, CA, Mitek (NASDAQ: MITK) is the leading innovator of mobile capture and identity solutions for customer acquisition. Mitek’s patented mobile photo technology automatically captures images of financial and personal documents and then extracts relevant data. This enables consumers to use the Camera as a Keyboard™ to reduce friction for mobile check deposit, account opening, bill payment, insurance quoting, and many other use cases. This innovative technology is licensed by more than 3,700 organizations and used by tens of millions of consumers enabling increased customer acquisition, retention and operational efficiency. www.miteksystems.com MITK-F

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About IDchecker

IDchecker was established in 2004 and it has become a global identity verification company with worldwide document coverage. It is trusted by businesses to help them achieve their compliance requirements and improve client onboarding processes. IDchecker has been recognized for its excellence, receiving awards including the Deloitte Technology Fast 50, Red Herring Top 100 Europe, the Florin Award for innovation in transaction services and most recently the Customer Choice Award for Best Mobile Solution at the 2015 CNP Awards. Its ISO 27001 certification ensures its clients, who include some of the world’s most trusted and innovative brands, are provided the highest security standard.

Mitek Contacts

Ann Reichert

Senior Director of Marketing

pr@miteksystems.com

Katherine Verducci

MIX Public Relations

pr@mix-pr.com

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s long-term prospects and market opportunities beyond the financial services market are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company’s products, the Company’s ability to continue to develop, produce and introduce innovative new products in a timely manner or the outcome of any pending or threatened litigation and the timing of the launch of Mobile Deposit® by the Company’s signed customers.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.